Pricing Supplement No. 1 Dated 7/15/98               Rule 424(b)(3)
(To Prospectus dated April 20, 1995 and           File No. 33-58667
Prospectus Supplement dated November 9, 1995)  CUSIP No. 78355H GU7

$200,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 13
(Registered Notes--Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount: $50,000,000

Issue Price:       100

Issue Date:     7/21/98

Maturity Date:  7/21/03

Interest Rate:  6.30%

Form:  [X] Book Entry    [ ]  Certificated

Redemption:     [X]         The Notes cannot be redeemed
                            prior to maturity.
                [ ]         The Notes may be redeemed prior
                            to maturity.

            Terms of Redemption: --

Repayment at option of holder:   [X]  The holder has no
                                      option to elect
                                      repayment of the Notes
                                      prior to maturity.

                                 [ ]  The Notes are repayable
                                      prior to maturity at the
                                      option of holder.

    Terms of Repayment: --

Discount note:    [  ]  Yes           [X]  No

            Total Amount of OID:           --

            Yield to Maturity:             --

            Initial Accrual Period OID:    --

Name of Agent and Agent's Discount or Commission:

            Morgan Stanley & Co.                $ 50,000
            Merrill Lynch                       $ 50,000
            Salomon Smith Barney                $ 50,000
            J.P. Morgan                         $100,000

Additional Terms: